EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF GLOBAL ASSET MANAGEMENT GROUP, INC.

In connection with the accompanying Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Global Asset Management Group, Inc. for the quarter ended June 30, 2026, each of the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

such Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Amendment No. 1 to the Quarterly Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Global Asset Management Group, Inc.

Dated: October 1, 2026	By:	/s/ John Murray
	Name:	John Murray
(Principal Executive Officer)

Dated: October 1, 2026	By:	/s/ Richard Balles
	Name:	Richard Balles
(Principal Financial/Accounting Officer)